News Release

INVESTOR AND MEDIA CONTACT:

George R. Kirkland

Executive Vice President, CFO, and Treasurer

Phone: (229) 873-3830

investorinfo@sgfc.com

For Immediate Release

Southwest Georgia Financial Corporation Reports 17% Increase in Net Income
for the 2016 Second Quarter

MOULTRIE, GEORGIA, July 21, 2016 -- Southwest Georgia Financial Corporation (the “Corporation”) (NYSE MKT: SGB), a full-service community bank holding company, today reported its results of operations for the second quarter ended June 30, 2016.

Second Quarter and Six-Month Income Highlights

•	Second quarter net income increased 17% to $1.0 million, or $0.40 per diluted share, from $865 thousand, or $0.34 per diluted share. Net interest income improved 9% to $3.9 million when compared with last year’s second quarter due primarily to higher interest income and fees on loans.
•	For the six months ended June 30, 2016, net income was $2.1 million, or $0.81 per diluted share, up 23% from $1.7 million, or $0.66 per diluted share, for the same period in 2015. The increase was driven by continued loan growth and pricing discipline on deposits.

Balance Sheet Trends and Asset Quality

•

Total assets at June 30, 2016, were $422.5 million, up 8% from $391.0 million at June 30, 2015. The increase in assets and change in asset mix reflects loan growth that was funded by increased deposits, reallocated funds from the investment portfolio, and an increase in Federal Home Loan Bank borrowings.

•	Total loans increased $51.3 million, or 22%, to $288.0 million from the second quarter 2015 and were up over 14% from year-end 2015.

•	Total deposits were up $22.2 million, or 7%, to $344.0 million at June 30, 2016, compared with the prior year. While deposit growth lagged loan growth, noninterest-bearing deposits increased over 21% to $109.5 million year-over-year.

•	Nonperforming loans were $665 thousand at the end of the second quarter, down $393 thousand from a year ago.

Capital Management

•	Tangible book value per share at June 30, 2016, was $15.11, up from $13.92 at June 30, 2015.

“Investments in expanding our footprint and deepening relationships in the communities we serve are paying off. Loans were up over $50 million in the past year and net income increased measurably for the second quarter and first half of 2016,” commented DeWitt Drew, President and CEO. “The results from our expansion in the Valdosta market are very favorable with a significant portion of the loan growth coming from this market. We are also seeing favorable results from our recent entry into the Tifton market. Looking to the rest of 2016, we are in an excellent position to continue to build on our strong franchise and win greater customer share in our markets.”

Dividends

In June 2016, the Corporation paid a quarterly cash dividend of $0.10 per common share. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 88 consecutive years.

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About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately $422 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and governmental customers. The current banking facilities include the main office located in Colquitt County and branch offices located in Baker County, Worth County, and Lowndes County and a loan production office located in Tift County. In addition to conventional banking services, the bank provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County.

More information on Southwest Georgia Financial Corp. and Southwest Georgia Bank can be found at its website: www.sgfc.com.

SAFE HARBOR STATEMENT

This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Corporation’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some risks and other factors that could cause the Corporation’s actual results to differ materially from such statements, please refer to the Corporation’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Corporation undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Unaudited)
	June 30,	December 31,	June 30,
	2016	2015	2015
ASSETS
Cash and due from banks	$5,835	$6,157	$7,178
Interest-bearing deposits in banks	7,687	24,923	13,863
Certificates of deposit in other banks	0	245	1,470
Investment securities available for sale	43,055	51,476	49,313
Investment securities held to maturity	57,701	60,889	62,373
Federal Home Loan Bank stock, at cost	1,905	1,869	1,662
Loans, less unearned income and discount	288,030	250,786	236,762
Allowance for loan losses	(3,113)	(3,032)	(3,180)
Net loans	284,917	247,754	233,582
Premises and equipment	11,080	11,158	11,541
Foreclosed assets, net	82	82	102
Intangible assets	43	51	58
Bank owned life insurance	5,295	5,231	5,157
Other assets	4,865	5,020	4,696
Total assets	$422,465	$414,855	$390,995
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
NOW accounts	$28,384	$25,383	$24,814
Money market	94,093	108,226	99,243
Savings	29,650	27,721	29,146
Certificates of deposit $100,000 and over	33,568	25,189	28,998
Other time accounts	48,817	50,728	49,375
Total interest-bearing deposits	234,512	237,247	231,576
Noninterest-bearing deposits	109,504	101,769	90,251
Total deposits	344,016	339,016	321,827

Other borrowings	7,591	7,591	9,133
Long-term debt	28,476	28,476	22,067
Accounts payable and accrued liabilities	3,839	3,675	2,436
Total liabilities	383,922	378,758	355,463
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 4,293,835 shares issued (*)	4,294	4,294	4,294
Additional paid-in capital	31,701	31,701	31,701
Retained earnings	28,919	27,369	26,179
Accumulated other comprehensive income	(257)	(1,153)	(528)
Total	64,657	62,211	61,646
Treasury stock - at cost (**)	(26,114)	(26,114)	(26,114)
Total shareholders' equity	38,543	36,097	35,532
Total liabilities and shareholders' equity	$422,465	$414,855	$390,995

* Common stock - shares outstanding	2,547,837	2,547,837	2,547,837
** Treasury stock - shares	1,745,998	1,745,998	1,745,998

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
Interest income:	2016*	2015*	2016*	2015*
Interest and fees on loans	$3,657	$3,208	$7,232	$6,209
Interest and dividend on securities available for sale	250	289	550	588
Interest on securities held to maturity	340	368	689	726
Dividends on Federal Home Loan Bank stock	23	17	46	36
Interest on deposits in banks	17	13	39	27
Interest on certificates of deposit in other banks	0	3	0	7
Total interest income	4,287	3,898	8,556	7,593

Interest expense:
Interest on deposits	226	196	433	386
Interest on other borrowings	24	15	47	29
Interest on long-term debt	144	113	289	224
Total interest expense	394	324	769	639
Net interest income	3,893	3,574	7,787	6,954
Provision for loan losses	40	45	70	90
Net interest income after provision for losses on loans	3,853	3,529	7,717	6,864

Noninterest income:
Service charges on deposit accounts	255	264	532	556
Income from trust services	51	68	103	138
Income from retail brokerage services	88	104	168	198
Income from insurance services	342	347	814	736
Income from mortgage banking services	92	78	183	156
Net gain (loss) on the sale or disposition of assets	(1)	3	(1)	22
Net gain on the sale of securities	84	4	112	4
Other income	186	177	412	396
Total noninterest income	1,097	1,045	2,323	2,206

Noninterest expense:
Salary and employee benefits	2,178	1,963	4,354	3,972
Occupancy expense	279	276	567	556
Equipment expense	228	220	450	438
Data processing expense	311	314	654	607
Amortization of intangible assets	4	4	8	8
Other operating expense	680	716	1,375	1,399
Total noninterest expense	3,680	3,493	7,408	6,980

Income before income tax expense	1,270	1,081	2,632	2,090
Provision for income taxes	259	216	573	417
Net income	$1,011	$865	$2,059	$1,673

Net income per share, basic	$0.40	$0.34	$0.81	$0.66
Net income per share, diluted	$0.40	$0.34	$0.81	$0.66
Dividends paid per share	$0.10	$0.10	$0.20	$0.20
Basic weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837
Diluted weighted average shares outstanding	2,547,837	2,547,837	2,547,837	2,547,837

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SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At June 30	2016	2015
Assets	$422,465	$390,995
Loans, less unearned income & discount	$288,030	$236,762
Deposits	$344,016	$321,827
Shareholders' equity	$38,543	$35,532

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Performance Data & Ratios
Net income	$1,011	$865	$2,059	$1,673
Earnings per share, basic	$0.40	$0.34	$0.81	$0.66
Earnings per share, diluted	$0.40	$0.34	$0.81	$0.66
Dividends paid per share	$0.10	$0.10	$0.20	$0.20
Return on assets	0.96%	0.87%	0.99%	0.85%
Return on equity	10.63%	9.69%	10.96%	9.45%
Net interest margin (tax equivalent)	4.21%	4.12%	4.25%	4.04%
Dividend payout ratio	25.19%	29.47%	24.75%	30.45%
Efficiency ratio	70.69%	72.29%	70.27%	72.92%

Asset Quality Data & Ratios
Total nonperforming loans	$665	$1,058	$665	$1,058
Total nonperforming assets	$747	$1,167	$747	$1,167
Net loan charge offs	$(7)	$(1)	$(10)	$24
Reserve for loan losses to total loans	1.08%	1.34%	1.08%	1.34%
Nonperforming loans/total loans	0.23%	0.45%	0.23%	0.45%
Nonperforming assets/total assets	0.18%	0.30%	0.18%	0.30%
Net charge offs / average loans	(0.01)%	0.00%	(0.01)%	0.02%

Capital Ratios
Average common equity to average total assets	9.05%	8.99%	8.99%	8.94%
Common equity Tier 1 capital ratio	13.28%	14.26%	13.28%	14.26%
Tier 1 capital ratio	13.28%	14.26%	13.28%	14.26%
Tier 1 leverage ratio	9.22%	9.08%	9.22%	9.08%
Total risk based capital ratio	14.35%	15.51%	14.35%	15.51%
Book value per share	$15.13	$13.95	$15.13	$13.95
Tangible book value per share	$15.11	$13.92	$15.11	$13.92

Quarterly	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Averages	2016	2016	2015	2015	2015
Assets	$420,685	$415,168	$407,924	$394,441	$396,762
Loans, less unearned income & discount	$279,543	$262,715	$246,353	$238,023	$233,464
Deposits	$341,569	$338,399	$337,194	$327,072	$329,869
Equity	$38,080	$37,097	$36,833	$36,154	$35,687
Return on assets	0.96%	1.01%	0.83%	0.87%	0.87%
Return on equity	10.63%	11.30%	9.16%	9.48%	9.69%
Net income	$1,011	$1,048	$843	$857	$865
Net income per share, basic	$0.40	$0.41	$0.33	$0.33	$0.34
Net income per share, diluted	$0.40	$0.41	$0.33	$0.33	$0.34
Dividends paid per share	$0.10	$0.10	$0.10	$0.10	$0.10

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